                                                              Exhibit 3.35(a)


                                                                 FILED
                                                               NOV 05 1992
                                                             IN THE OFFICE OF
                                                            SECRETARY OF STATE
                                                              WEST VIRGINIA

                           ARTICLES OF INCORPORATION

                                      OF

                              MEGA MINERALS, INC.

-------------------------------------------------------------------------------

          The undersigned, acting as Incorporator(s) of a corporation under
      Section 27, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, adopt(s) the following Articles of Incorporation for such corporation:


1. The undersigned agree to become a corporation by the name of MEGA MINERALS, INC.

II. The address of the principal office of said corporation shall be located at Post Office Box 688, in the city, town or village of Princeton, County of Mercer, State of West Virginia, ZIP 24740.

IF either the principal office or the principal place of business of said corporation is NOT located in the State of West Virginia give address of the exact location.

-------------------------------------------------------------------------------

III.    The purpose or purposes for which corporation is formed are as follows:

        To operate a leasing business. To purchase, hold, pledge, transfer, sell or otherwise dispose of or deal in, the shares of capital stock, bonds, debentures, notes or other securities or evidences of indebtedness of any corporation; to receive, collect and dispose of dividends, interests or other income on any such securities held by it, and do any and all acts and things tending to increase the value of said corporation; to issue bonds and secure the same by pledge or deed of trust of or upon any part of such securities or other property held or owned by the company and to sell or pledge such bonds for proper corporate purposes and in the promotion of its corporate business; to purchase, receive, hold and dispose of any securities of any person or corporation, whether such securities shall be bond, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities, to exercise any and all rights and privileges of ownership thereof, and generally to act as investment brokers, agents or principals.

          To borrow and lend money, and negotiate loans; to draw, accept, endorse, buy, and sell promissory notes, bonds, stocks, debentures, coupons, and other securities; to issue and commission, subscribe for, take, acquire, hold, sell, exchange, and deal in shares, stocks, bonds, obligations, and securities of any government, authority, or company; in form, promote, subsidize, and assist companies, syndicates, or partnerships of all kinds, and to finance and refinance the same.

     To develop and turn to account any and acquired by or in which the company is interested, and in particular by laying out and preparing the same for building purposes, construction, altering, repairing, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings, and planting, paving, draining, letting on building leases or building agreements, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants, and others. To engage in general insurance brokerage business for the purpose of selling fire, accident, liability, collision, theft, property damage, and other insurance. To carry on and undertake any business undertaking, transaction or operation commonly carried on or undertaken by capitalist, promoter, financier, concessionaries, contractors, brokers, commission merchants, and any other incidental business which may seem to the company convenient to carry on in connection with the above or calculated directly or indirectly to enhance the value of or tender profitable any of the company's property or rights.

     In furtherance and not in limitation of the privileges of this Corporation it shall be lawful to purchase or acquire in any lawful manner, and to hold, own, mortgage, pledge, sell, lease, transfer, or in any manner dispose of, and deal and trade in, real estate, goods, wares, merchandise, and property of any and every class and description and in any part of the world.

     To acquire the good will, rights, and property, and undertake the whole or any part of the assets or liabilities of any person, firm, association, or corporation engaged in any business authorized in these purposes, to pay for same in cash, the stock of any company, bonds or otherwise to hold or in any manner dispose of the whole of any part of the property purchased; conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business. To guarantee purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations in this State or any other State, country, nation, or government, and while owner of said stock may exercise all the rights, powers, and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do. In carrying out these purposes to enter into, make, and perform contracts of every kind with any person, firm, association, or corporation, municipality, body, politic, country, territory, State, government or colony or dependency thereof and without limit as to the amount to draw, make, accent, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, debentures, and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise.

     To conduct a business in any of the states, territories, colonies, or dependencies of the United States in the District of Columbia, and in any and all foreign countries to have one or more offices therein and therein to hold, purchase, mortgage, and convey real estate and personal property, without limit as to amount, and therein to hold the meetings of incorporator, stockholders, and directors of the Corporation.

     To do any or all of the things herein set forth to the same extent as a natural person or persons might or could do and in any part of the world, as principals, agents, contractors, trustees or otherwise, and either alone or in company with others.

     To purchase, hold, and reissue any of the shares of capital stock .

IV.  Provisions granting preemptive rights are:

     NONE

V. Provisions for the regulation of the internal affairs of the corporation are:

     The internal affairs of the corporation will be regulated by the Board of Directors and officers of said corporation. By-laws will be drawn up and approved by the stockholders of said corporation.

VI. The amount of the total authorized capital stock of said corporation shall be One Thousand Dollars ($1,000.00), which shall be divided into One Hundred shares of the par value of Ten Dollars ($10.00) each.

VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, the city, town or village, including ZIP numbers the number of shares subscribed for by each are as follows:

NAME                  ADDRESSES                              NO. OF
                                                             SHARES
                                                           (optional)

Debra Kilgore         Post Office Box 5l29, Princeton, WV 24740

VIII.  The existence of this corporation is to be perpetual.

IX. The name and address of the appointed person to whom notice or process may be sent.

       Debra Kilgore. Past Office Box 5l29, Princeton, WV 24740

X. The number of directors constituting the initial Board of Directors of the corporation is one (1), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify.

NAME                  ADDRESSES

Richard Preservati    Post Office Box 688, Princeton, WV 24740


       I/we, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these Articles of Incorporation, and I/we have accordingly hereunto set my/our respective hand(s) this 4th day of November, 1992.


                                         /s/ Debra Kilgore
                                         ----------------------------
                                         DEBRA KILGORE





STATE OF WEST VIRGINIA,

COUNTY OF MERCER, to-wit:

     I. [SIGNATURE APPEARS HERE] a Notary Public, in and for the County and State at aforesaid, hereby certify that DEBRA KILGORE, whose name(s) are signed to the foregoing Articles of Incorporation, bearing date the 4th day of November, 1992, this day personally appeared before me in my said County and acknowledged his/her/their signature(s) to be the same.

      Given under my hand and official seal this 4th day of November, 1992



[SEAL OF THE STATE OF WEST VIRGINIA          /s/ Barbara S. Belcher
 APPEARS HERE]                               ------------------------------
(NOTARIAL SEAL)                              NOTARY PUBLIC

My Commission Expires: 10-19-98.


Articles of Incorporation
prepared by:
DAVID BURTON
Burton & Kilgore
Attorneys at Law
P.0. Box 5129
1460 Main St.
Princeton, WV 24740